As filed with the Securities and Exchange Commission on July 30, 2024.

Registration No. 333-259751

Registration No. 333-262339

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO:

Form S-1 Registration No. 333-259751

POST-EFFECTIVE AMENDMENT NO. 1 TO:

Form S-1 Registration No. 333-262339

UNDER

THE SECURITIES ACT OF 1933

eFFECTOR Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-3306396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

124 Washington Street, Suite 101

Foxboro, MA 02035

(508) 543-1720

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Craig Jalbert

Chief Executive Officer

124 Washington Street, Suite 101

Foxboro, MA 02035

(508) 543-1720

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cheston Larson

Matthew T. Bush

Anthony Gostanian

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California

92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statements.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statements on Form S-1 (the “Registration Statements”), filed with the Securities Exchange Commission (the “SEC”) by eFFECTOR Therapeutics, Inc. (the “Registrant”):

•

Registration Statement No. 333-259751, originally filed with the SEC on September 23, 2021, as amended by Amendment No. 1 filed on October 1, 2021, as amended by the Post-Effective Amendment No. 1 filed on March 18, 2022 and the Post-Effective Amendment No. 2 filed on September 1, 2022; and

•	Registration Statement No. 333-262339, filed with the SEC on January 25, 2022.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statements as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment to the Registration Statements on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxboro, State of Massachusetts, on July 30, 2024.

eFFECTOR Therapeutics, Inc.

By:	/s/ Craig Jalbert
Craig Jalbert, Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.